Exhibit 10.12

MASTER SECURITY AGREEMENT

dated as of December 30, 2005 (“Agreement”)

THIS AGREEMENT is between Oxford Finance Corporation (together with its successors and assigns, if any, “Secured Party”) and Achillion Pharmaceuticals, Inc. (“Debtor”). Secured Party has an office at 133 N. Fairfax Street, Alexandria, VA 22314. Debtor is a corporation organized and existing under the laws of the state of Delaware. Debtor’s (mailing address and chief place of business is 300 George Street, New Haven, CT 06511.

1.	CREATION OF SECURITY INTEREST.

Debtor grants to Secured Party, its successors and assigns, a security interest in and against all property listed on any collateral schedule now or in the future annexed to or made a part of this Agreement (“Collateral Schedule”), and in and against all additions, attachments, accessories and accessions to such property, all substitutions, replacements or exchanges therefor, and all insurance and/or other proceeds thereof (all such property is individually and collectively called the “Collateral”). This security interest is given to secure the payment and performance of all debts, obligations and liabilities of any kind whatsoever of Debtor to Secured Party (other than any obligations of Debtor to Secured Party in connection with any purchase of equity securities of Debtor, including any right to invest in equity financings by Debtor and including the issuance of any warrants for the purchase of Debtor’s equity securities), now existing or arising in the future, including but not limited to the payment and performance of certain Promissory Notes from time to time identified on any Collateral Schedule (collectively “Notes” and each a “Note”), and any renewals, extensions and modifications of such debts, obligations and liabilities (such Notes, debts, obligations and liabilities are called the “Indebtedness”). Unless otherwise provided by applicable law, notwithstanding anything to the contrary contained in this Agreement, to the extent that Secured Party asserts a purchase money security interest in any items of Collateral (“PMSI Collateral”): (i) the PMSI Collateral shall secure only that portion of the Indebtedness which has been advanced by Secured Party to enable Debtor to purchase, or acquire rights in or the use of such PMSI Collateral (the “PMSI Indebtedness”), and (ii) no other Collateral shall secure the PMSI Indebtedness.

2.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.

Debtor represents, warrants and covenants as of the date of this Agreement and as of the date of each Collateral Schedule, unless specifically otherwise disclosed, that:

(a) Debtor’s exact legal name is as set forth in the preamble of this Agreement and Debtor is, and will remain, duly organized, existing and in good standing under the laws of the State set forth in the preamble of this Agreement, has its chief executive offices at the location specified in the preamble, and is, and will remain, duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations;

(b) Debtor has adequate power and capacity to enter into, and to perform its obligations under this Agreement, each Note and any other documents evidencing, or given in connection with, any of the Indebtedness (all of the foregoing, excluding the Warrant, are called the “Debt Documents”);

(c) This Agreement and the other Debt Documents have been duly authorized, executed and delivered by Debtor and constitute legal, valid and binding agreements enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws and equitable remedies;

(d) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into, or performance by Debtor of any of the Debt Documents, except any already obtained;

(e) The entry into, and performance by, Debtor of the Debt Documents will not (i) violate any of the organizational documents of Debtor or any judgment, order, law or regulation applicable to Debtor, or (ii) result in any breach of or constitute a default under any contract to which Debtor is a party, or result in the creation of any lien, claim or encumbrance on any of Debtor’s property (except for liens in favor of Secured Parties) pursuant to any indenture, mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which Debtor is a party;

(f) There are no suits or proceedings pending in court or before any commission, board or other administrative agency against or affecting Debtor which could, in the aggregate, have a material adverse effect on Debtor, its business or operations, or its ability to perform its obligations under the Debt Documents, nor does Debtor have reason to believe that any such suits or proceedings are threatened;

(g) All financial statements delivered to Secured Party in connection with the Indebtedness have been prepared in accordance with generally accepted accounting principles, and since the date of the most recent financial statement, there has been no material adverse change in Debtors financial condition;

(h) The Collateral is not, and will not be, used by Debtor for personal, family or household purposes;

(i) The Collateral is, and will remain, in good condition and repair and Debtor will not be negligent in its care and use;

(j) Debtor is, and will remain, the sole and lawful owner, and in possession of, the Collateral, and has the sole right and lawful authority to grant the security interest described in this Agreement; and

(k) The Collateral is, and will remain, free and clear of all liens, claims and encumbrances of any kind whatsoever, except for (i) liens in favor of Secured Parties, (ii) liens for taxes not yet due or for taxes being contested in good faith and which do not involve, in the judgment of Secured Party, any risk of the sale, forfeiture or loss of any of the Collateral, (iii) inchoate materialmen’s, mechanic’s, repairmen’s and similar liens arising by operation of law in the normal course of business for amounts which are not delinquent; and (iv) Debtor’s fulfillment of its obligations pursuant to its collaboration agreement with Gilead Sciences, Inc. (all of such liens are called “Permitted Liens”).

3.	COLLATERAL.

(a) Until the declaration of any default under Section 7, Debtor shall remain in possession of the Collateral; except that Secured Party shall have the right to possess (i) any chattel paper or instrument that constitutes a part of the Collateral, and (ii) any other Collateral in which Secured Party’s security interest may be perfected only by possession. Secured Party may inspect any of the Collateral during normal business hours after giving Debtor reasonable prior notice. If Secured Party asks, Debtor will promptly notify Secured Party in writing of the location of any Collateral.

(b) Debtor shall (i) use the Collateral only in its trade or business, (ii) maintain all of the Collateral in good operating order and repair, normal wear and tear excepted, (iii) use and maintain the Collateral only in compliance with manufacturers recommendations and all applicable laws, and (iv) keep all of the Collateral free and clear of all liens, claims and encumbrances (except for Permitted Liens).

(c) Secured Party does not authorize and Debtor agrees it shall not (i) part with possession of any of the Collateral (except to Secured Party or for maintenance and repair), (ii) remove any of the Collateral from the continental United States, or (iii) sell, rent, lease, mortgage, license, grant a security interest in or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral.

(d) Debtor shall pay promptly when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral, on its use, or on this Agreement or any of the other Debt Documents. At its option, Secured Party may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral and effect compliance with the terms of this Agreement or any of the other Debt Documents. Debtor agrees to reimburse Secured Party, on demand, all costs and expenses incurred by Secured Party in connection with such payment or performance and agrees that such reimbursement obligation shall constitute Indebtedness.

(e) Debtor shall, at all times, keep accurate and complete records of the Collateral, and Secured Party shall have the right to inspect and make copies of all of Debtor’s books and records relating to the Collateral during normal business hours, after giving Debtor reasonable prior notice.

(f) Debtor agrees and acknowledges that any third person who may at any time possess all or any portion of the Collateral shall be deemed to hold, and shall hold, the Collateral as the agent of, and as pledge holder for, Secured Party. Secured Party may at any time give notice to any third person described in the preceding sentence that such third person is holding the Collateral as the agent of, and as pledge holder for, the Secured Party.

4.	INSURANCE.

(a) Debtor shall at all times bear the entire risk of any loss, theft, damage to, or destruction of, any of the Collateral from any cause whatsoever.

(b) Debtor agrees to keep the Collateral insured against loss or damage by fire and extended coverage perils, theft, burglary, and for any or all Collateral which are vehicles, for risk of loss by collision, and if requested by Secured Party, against such other risks as Secured Party may reasonably require. The insurance coverage shall be in an amount no less than the full replacement value of the Collateral, and deductible amounts, insurers and policies shall be acceptable to Secured Party. Debtor shall deliver to Secured Party policies or certificates of insurance evidencing such coverage. Each policy shall name Secured Party as a loss payee, shall provide for coverage to Secured Party regardless of the breach by Debtor of any warranty or representation made therein, shall not be subject to co-insurance, and shall provide that coverage may not be canceled or altered by the insurer except upon thirty (30) days prior written notice to Secured Party. Debtor appoints Secured Party as its attorney-in-fact to make proof of loss, claim for insurance and adjustments with insurers, and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments. Secured Party shall not act as Debtor’s attorney-in-fact unless Debtor is in default. Proceeds of insurance shall be applied, at the option of Secured Party, to repair or replace the Collateral or to reduce any of the Indebtedness.

5.	REPORTS.

(a) Debtor shall promptly notify Secured Party of (i) any change in the name of Debtor, (ii) any change in the state of its incorporation or registration, (iii) any relocation of its chief executive offices, (iv) any relocation of any of the Collateral, (v) any of the Collateral being lost, stolen, missing, destroyed, materially damaged or worn out, or (vi) any lien, claim or encumbrance other than Permitted Liens attaching to or being made against any of the Collateral.

(b) Debtor will deliver to Secured Party Debtor’s complete financial statements, certified by a recognized firm of certified public accountants, within ninety (90) days of the close of each fiscal year of Debtor. If Secured Party requests, Debtor will deliver to Secured Party copies of Debtor’s quarterly financial reports certified by Debtor’s chief financial officer, within ninety (90) days after the close of each of Debtor’s fiscal quarter. Debtor will deliver to Secured Party copies of all Forms 10-K and 10-Q, if any, within 30 days after the dates on which they are filed with the Securities and Exchange Commission.

6.	FURTHER ASSURANCES.

(a) Debtor shall, upon request of Secured Party, furnish to Secured Party such further information, execute and deliver to Secured Party such documents and instruments (including, without limitation, Uniform Commercial Code financing statements) and shall do such other acts and things as Secured Party may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, Debtor shall cooperate and do all acts deemed necessary or advisable by Secured Party to continue in Secured Party a perfected first security interest in the Collateral subject to the rights of GECC, and shall obtain and furnish to Secured Party any subordination, releases, landlord waivers, lessor waivers, mortgagee waivers, or control agreements, and similar documents as may be from time to time requested by, and in form and substance satisfactory to, Secured Party.

(b) Debtor authorizes Secured Party to file a financing statement and amendments thereto describing the Collateral and containing any other information required by the applicable Uniform Commercial Code. Debtor irrevocably grants to Secured Party the power to sign Debtor’s name and generally to act on behalf of Debtor to execute and file applications for title, transfers of title, financing statements, notices of lien and other documents pertaining to any or all of the Collateral; this power is coupled with Secured Party’s interest in the Collateral. Debtor shall, if any certificate of title be required or permitted by law for any of the Collateral, obtain and promptly deliver to Secured Party such certificate showing the lien of this Agreement with respect to the Collateral. Debtor ratifies its prior authorization for Secured Party to file financing statements and amendments thereto describing the Collateral and containing any other information required by the Uniform Commercial Code if filed prior to the date hereof.

(c) Debtor shall indemnify and defend the Secured Party, its successors and assigns, and their respective directors, officers and employees, from and against all claims, actions and suits (including, without limitation, related attorneys’ fees) of any kind whatsoever arising, directly or indirectly, in connection with any of the Collateral.

7.	DEFAULT AND REMEDIES.

(a) Debtor shall be in default under this Agreement and each of the other Debt Documents if (and so long as is continuing):

(i) Debtor breaches its obligation to pay when due any installment or other amount due or coming due under any of the Debt Documents unless such failure to pay on the required due date is a result of the error or malfunction of any electronic payment system or other system established for the electronic transfer of funds. If the error of malfunction of any electronic payment system or other systems persists for more than three (3) days, Debtor agrees to immediately send payment to Secured Party via wire transfer or overnight mail;

(ii) Debtor, without the prior written consent of Secured Party, attempts to or does sell, rent, lease, license, mortgage, grant a security interest in, or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral;

(iii) Debtor breaches any of its insurance obligations under Section 4;

(iv) Debtor breaches any of its other obligations under any of the Debt Documents and fails to cure that breach within thirty (30) days after written notice from Secured Party;

(v) Any warranty, representation or statement made by Debtor in any of the Debt Documents or otherwise in connection with any of the Indebtedness shall be false or misleading in any material respect when made;

(vi) Any of the Collateral is subjected to attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise, or if any legal or administrative proceeding is commenced against Debtor or any of the Collateral, which in the good faith judgment of Secured Party subjects any of the Collateral to a material risk of attachment, execution, levy, seizure or confiscation and no bond is posted or protective order obtained to negate such risk;

(vii) Debtor breaches or is in default under any other agreement between Debtor and Secured Party;

(viii) Debtor or any guarantor or other obligor for any of the Indebtedness (collectively “Guarantor”) dissolves, terminates its existence, becomes insolvent or ceases to do business as a going concern;

(ix) If Debtor or any Guarantor is a natural person, Debtor or any such Guarantor dies or becomes incompetent;

(x) A receiver is appointed for all or of any part of the property of Debtor or any Guarantor, or Debtor or any Guarantor makes any assignment for the benefit of creditors;

(xi) Debtor or any Guarantor files a petition under any bankruptcy, insolvency or similar law, or any such petition is filed against Debtor or any Guarantor and is not dismissed within sixty (60) days; or

(xii) Debtor’s improper filing of an amendment or termination statement relating to a filed financing statement describing the Collateral.

(b) If Debtor is in default, the Secured Party, at its option, may declare any or all of the Indebtedness to be immediately due and payable, without demand or notice to Debtor or any Guarantor. The accelerated obligations and liabilities shall bear interest (both before and after any judgment) until paid in full at the lower of eighteen percent (18%) per annum or the maximum rate not prohibited by applicable law.

(c) After default, Secured Party shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code, and under any other applicable law. Without limiting the foregoing, Secured Party shall have the right to (i) notify any account debtor of Debtor or any obligor on any instrument which constitutes part of the Collateral to make payment to the Secured Party, (ii) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, (iii) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at said sale, or (iv) lease or otherwise dispose of all or part of the Collateral, applying proceeds from such disposition to the obligations then in default. If requested by Secured Party, Debtor shall promptly assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Secured Party may also render any or all of the Collateral unusable at the Debtor’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Any notice that Secured Party is required to give to Debtor under the Uniform Commercial Code of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given to the last known address of Debtor at least ten (10) days prior to such action.

(d) Proceeds from any sale or lease or other disposition shall be applied: first, to all costs of repossession, storage, and disposition including without limitation attorneys’, appraisers’, and auctioneers’ fees; second, to discharge the obligations then in default; third, to discharge any other Indebtedness of Debtor to Secured Party, whether as obligor, endorser, guarantor, surety or indemnitor; fourth, to expenses incurred in paying or settling liens and claims against the Collateral; and lastly, to Debtor, if there exists any surplus. Debtor shall remain fully liable for any deficiency.

(e) Debtor agrees to pay all reasonable attorneys’ fees and other costs incurred by Secured Party in connection with the enforcement, assertion, defense or preservation of Secured Party’s rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Debtor further agrees that such fees and costs shall constitute Indebtedness.

(f) Secured Party’s rights and remedies under this Agreement or otherwise arising are cumulative and may be exercised singularly or concurrently. Neither the failure nor any delay on the part of the Secured Party to exercise any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of that or any other right, power or privilege. SECURED PARTY SHALL NOT BE DEEMED TO HAVE WAIVED ANY OF ITS RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT, INSTRUMENT OR PAPER SIGNED BY DEBTOR UNLESS SUCH WAIVER IS EXPRESSED IN WRITING AND SIGNED BY SECURED PARTY. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

(g) DEBTOR AND SECURED PARTY UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER DEBT DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS BETWEEN DEBTOR AND SECURED PARTY RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN DEBTOR AND SECURED PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER DEBT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.	MISCELLANEOUS.

(a) This Agreement, any Note and/or any of the other Debt Documents may be assigned, in whole or in part, by Secured Party without notice to Debtor, and Debtor agrees not to assert against any such assignee, or assignee’s assigns, any defense, set-off, recoupment claim or counterclaim which Debtor has or may at any time have against Secured Party for any reason whatsoever. Debtor agrees that if Debtor receives written notice of an assignment from Secured Party, Debtor will pay all amounts payable under any assigned Debt Documents to such assignee or as instructed by Secured Party. Debtor also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by Secured Party or assignee.

(b) All notices to be given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth in this Agreement (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given (i) on the date of receipt if delivered in hand or by facsimile transmission, (ii) on the next business day after being sent by express mail, and (iii) on the fourth business day after being sent by regular, registered or certified mail. As used herein, the term “business day” shall mean and include any clay other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.

(c) Secured Party may correct patent errors and fill in all blanks in this Agreement or in any Collateral Schedule consistent with the agreement of the parties.

(d) Time is of the essence of this Agreement. This Agreement shall be binding, jointly and severally, upon all parties described as the “Debtor” and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Secured Party, its successors and assigns.

(e) This Agreement and its Collateral Schedules constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior understandings (whether written, verbal or implied) with respect to such subject matter. THIS AGREEMENT AND ITS COLLATERAL SCHEDULES SHALL NOT BE CHANGED OR TERMINATED ORALLY OR BY COURSE OF CONDUCT, BUT ONLY BY A WRITING SIGNED BY BOTH PARTIES. Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation of this Agreement.

(f) This Agreement shall continue in full force and effect until all of the Indebtedness has been indefeasibly paid in full to Secured Party or its assignee. The surrender, upon payment or otherwise, of any Note or any of the other documents evidencing any of the Indebtedness shall not affect the right of Secured Party to retain the Collateral for such other Indebtedness as may then exist or as it may be reasonably contemplated will exist in the future. This Agreement shall automatically be reinstated if Secured Party is ever required to return or restore the payment of all or any portion of the Indebtedness (all as though such payment had never been made).

(g) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND

CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF VIRGINIA (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT.

(h) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Uniform Commercial Code.

IN WITNESS WHEREOF, Debtor and Secured Party, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid.

SECURED PARTY:		DEBTOR:

Oxford Finance Corporation		Achillion Pharmaceuticals, Inc.

By:	/S/ MICHAEL J. ALTENBURGER	By:	/S/ MARY KAY FENTON
Name:	Michael J. Altenburger	Name:	Mary Kay Fenton
Title:	Chief Financial Officer	Title:	VP, Finance

AMENDMENT NO. 01

THIS AMENDMENT is made as of the 30th day of December 2005, between Oxford Finance Corporation (“Secured Party”) and Achillion Pharmaceuticals, Inc. (“Debtor”) in connection with that certain Master Security Agreement, dated as of the date hereof (“Agreement”). The terms of this Amendment are hereby incorporated into the Agreement as though fully set forth therein. Secured Party and Debtor mutually desire to amend the Agreement as set forth below. Section references below refer to the section numbers of the Agreement.

Subsections 1 (b) is hereby added to the existing paragraph (now to be identified as 1 (a) and reads as follows:

“(b) With this Amendment, Debtor is, and Secured Party acknowledges, entering into a similar financing with General Electric Capital Corporation, which will be referred to as “GECC,” or, together with Secured Party, will be referenced as “Secured Parties.” GE and Secured Party are entering into an Intercreditor Agreement of same date as used in this Amendment. The Intercreditor Agreement sets forth the relative priority of Secured Parties with respect to the security interests in the Collateral (as there defined) and allocates the distribution or any proceeds from any sale or disposition of the Collateral.

Subsections 2(1), (m), (n) and (o) are hereby added and read as follows:

“(l) Debtor’s Intellectual Property, as defined in Section 7 below, is and will remain free and clear of all liens, claims and encumbrances of any kind whatsoever, except for Permitted Liens as defined in subsection (k) of this Section;

(m) Debtor has not and will not enter into any other agreement or financing arrangement, other than with Secured Parties, in which it granted a negative pledge in Debtor’s Intellectual Property to any other party;

(n) To the extent Secured Party has outstanding balances with Debtor, Secured Party will have a right to first proceeds under any permitted sale or transfer of Intellectual Property as set forth in the Intercreditor Agreement; and

(o) Debtor hereby grants to Secured Party a right (but not an obligation) to invest up to $750,000 in each of the Debtor’s Subsequent Financings on the same terms, conditions and pricing offered to the lead investor of such financing. Debtor shall give Secured Party at least thirty (30) days prior written notice of each Subsequent Financing containing the terms, conditions and pricing of each Subsequent Financing. As used herein, “Subsequent Financing” shall mean the next and any future round of private equity financing. Secured Party hereby agrees that the rights under this Section 2(o) shall terminate upon the closing of an initial public offering of Debtor’s common stock.”

Subsections 7(a)(xiii) through (xvii) are hereby added and read as follows:

“(xiii) There is a material adverse change in the Debtor’s financial condition as determined reasonably by Secured Party (Secured party acknowledges that cash burn alone by

Debtor shall not be deemed a “material adverse change” if such cash burn does not materially exceed the cash burn projections provided to Secured Party as of December 30, 2005);

(xiv) Any Guarantor revokes or attempts to revoke its guaranty of any of the Indebtedness or fails to observe or perform any covenant, condition or agreement to be performed under any guaranty or other related document to which it is a party;

(xv) Debtor defaults under any other material obligation for (A) borrowed money, (B) the deferred purchase price of property or (C) payments due under any lease agreement;

(xvi) At any time during the term of this Agreement Debtor experiences a change of control such that any person or entity acquires either more than 50% or the voting stock of Debtor or all or substantially all of Debtor’s assets, in either case, without Secured Party’s prior written consent; or

(xvii) Debtor or any guarantor or other obligor for any of the Indebtedness sells, transfers, assigns, mortgages, pledges, leases, grants a security interest in or encumbers any or all of Debtor’s Intellectual Property now existing or hereafter acquired. Intellectual Property shall consist of but not be limited to any and all owned or licensed patents, trademarks and copyrights. For purposes of this paragraph xvii, licenses or sublicenses by the Debtor of its Intellectual Property as part of a research and development or similar arrangement, or in fulfilling its existing obligations pursuant to its collaboration agreement with Gilead Sciences, Inc., shall be excluded. Debtor shall provide Secured Party with a listing of licenses and sublicenses granted to third parties within ten (10) days of receipt of written request.”

TERMS USED, BUT NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN TO THEM IN THE AGREEMENT. EXCEPT AS EXPRESSLY AMENDED HEREBY, THE AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT. IF THERE IS ANY CONFLICT BETWEEN THE PROVISIONS OF THE AGREEMENT AND THIS AMENDMENT NO. 1, THEN THIS AMENDMENT NO. 1 SHALL CONTROL.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 01 by signature of their respective authorized representative set forth below.

Oxford Finance Corporation		Achillion Pharmaceuticals, Inc.

By:	/S/ MICHAEL J. ALTENBURGER	By:	/S/ MARY KAY FENTON
Name:	Michael J. Altenburger	Name:	Mary Kay Fenton
Title:	Chief Financial Officer	Title:	VP, Finance

COLLATERAL SCHEDULE NO. 001

Part of Master Security Agreement dated as of December 30, 2005 (the “Contract”)

between Oxford Finance Corporation (the “Secured Party”) and Achillion

Pharmaceuticals, Inc. (the “Debtor”).

As security for the full and faithful performance by the Debtor of all of the terms and conditions upon the Debtor’s part to be performed under the Contract and any other obligation of the Debtor to the Secured Party now or hereafter in existence Party (other than any obligations of Debtor to Secured Party in connection with any purchase of equity securities of Debtor, including any right to invest in equity financings by Debtor and including the issuance of any warrants for the purchase of Debtor’s equity securities), the Debtor does hereby grant to the Secured Party a security interest in the property listed below (all hereinafter collectively called the “Additional Collateral”):

All of Debtor’s Personal Property and Fixtures now owned or hereafter acquired and wherever located including but not limited to the following:

1. All Machinery, Equipment, Furniture and Fixtures, now owned or hereafter acquired and wherever located, complete with any and all attachments, accessions, additions, replacements, improvements, modifications and substitutions thereto and therefor and all proceeds including insurance proceeds and products thereof and therefrom.

2. All Accounts, Accounts Receivable, Contract Rights, General Intangibles, Investment Property, Instruments, and Chattel Paper, now owned or hereafter acquired and wherever located, and all proceeds thereof and therefrom.

3. All Inventory and any other goods, merchandise or other personal property held by Debtor for sale or lease and all, raw materials, work or goods in process or materials or supplies of every nature used, consumed or to be consumed in Debtor’s business, all of the foregoing now owned or hereafter acquired and wherever located, and all proceeds, including insurance proceeds and products of any of the foregoing.

4. Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Debtor connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing; provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing.

In the event of a default by the Debtor with respect to any of the conditions, terms, covenants and provisions under the Contract or other agreement, Secured Party shall have the rights and remedies of a secured party under the Uniform Commercial Code with respect to the Additional Collateral. The Debtor shall have the same obligations with respect to the Additional Collateral as it has under the Contract with respect to the Collateral financed.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Contract.

This Agreement shall run to the benefit of the Secured Party’s successors and assigns.

Dated: 12/30/05

Oxford Finance Corporation		Achillion Pharmaceuticals, Inc.

BY:	/S/ MICHAEL J. ALTENBURGER	BY:	/S/ MARY KAY FENTON
Michael J. Altenburger
TITLE:	Chief Financial Officer	TITLE:	VP, Finance

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

WARRANT TO PURCHASE 83,333 SHARES OF SERIES C-2 CONVERTIBLE PREFERRED STOCK

December 30, 2005

THIS CERTIFIES THAT, for value received, Oxford Finance Corporation (“Holder”) is entitled to subscribe for and purchase up to Eighty Three Thousand Three Hundred Thirty Three (83,333) shares of the fully paid and nonassessable Series C-2 Convertible Preferred Stock (the “Shares” or the “Series C-2 Preferred Stock”) of Achillion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), at the Warrant Price (as hereinafter defined), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term “Series C-2 Preferred Stock” shall mean the Company’s presently authorized Series C-2 Preferred Stock and any stock into which such Series C-2 Preferred Stock may hereafter be converted or exchanged.

1. Warrant Price. The Warrant Price shall initially be One Dollar and 50/100 dollars ($1.50) per share, subject to adjustment as provided in Section 7 below.

2. Conditions to Exercise. The purchase right represented by this Warrant may be exercised at any time, or from time to time, in whole or in part during the term commencing on the date hereof and ending at 5:00 P.M. Eastern time on the earlier of (i) the seventh anniversary of the date of this Warrant or (ii) two years after the date upon which the Company has consummated any initial public offering (an “IPO”) of shares of its Common Stock pursuant to an effective registration statement under the Securities Act of 1933 as amended (the “Act”) whichever occurs earlier.

3. Method of Exercise; Payment; Issuance of Shares; Issuance of New Warrant.

(a) Cash Exercise. Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with a duly executed Notice of Exercise in the form attached hereto) at the principal office of the Company (as set forth in Section 18 below) and by payment to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be in the name of, and delivered to, the Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes). Such delivery shall be made within 30 days after exercise of the Warrant and at the Company’s expense and, unless this

Warrant has been fully exercised or expired, a new Warrant having terms and conditions substantially identical to this Warrant and representing the portion of the Shares, if any, with respect to which this Warrant shall not have been exercised, shall also be issued to the Holder hereof within 30 days after exercise of the Warrant.

(b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 3(a), Holder may elect to receive shares equal to the value of this Warrant (or of any portion thereof remaining unexercised) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to Holder the number of shares of the Company’s Series C-2 Preferred Stock computed using the following formula:

X = Y (A-B)

     A

Where X = the number of shares of Series C-2 Preferred Stock to be issued to Holder.

Y = the number of shares of Series C-2 Preferred Stock purchasable under this Warrant (at the date of such calculation).

A = the Fair Market Value of one share of the Company’s Series C-2 Preferred Stock (at the date of such calculation).

B = Warrant Price (as adjusted to the date of such calculation).

(c) Fair Market Value. For purposes of this Section 3, Fair Market Value of one share of the Company’s Series C-2 Preferred Stock shall mean:

(i) In the event of an exercise simultaneously upon the closing of an FPO, the per share Fair Market Value for the Series C-2 Preferred Stock shall be the offering price at which the underwriters initially sell Common Stock to the public multiplied by the number of shares of Common Stock into which each share of Series C-2 Preferred Stock is then convertible; or

(ii) The average of the closing bid and asked prices of Common Stock quoted in the Over-The-Counter Market Summary, the last reported sale price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Eastern Edition of the Wall Street Journal for the ten (10) trading days prior to the date of exercise, multiplied by the number of shares of Common Stock into which each share of Series C-2 Preferred Stock is then convertible; or

(iii) In the event of an exercise in connection with a merger, acquisition or other consolidation in which the Company is not the surviving entity, the per share Fair Market Value for the Series C-2 Preferred Stock shall be the value to be received per share of Series C-2 Preferred Stock by all holders of the Series C-2 Preferred Stock in such transaction as determined by the Board of Directors; or

(iv) In any other instance, the per share Fair Market Value for the Series C-2 Preferred Stock shall be as determined in good faith by the Company’s Board of Directors. In the event of 3(c)(iii) or 3(c)(iv), above, the Company’s Board of Directors shall, upon request of Holder, prepare a certificate, to be signed by an authorized officer of the Company, setting forth in reasonable detail the basis for and method of determination of the per share Fair Market Value of the Preferred Stock. The Board will also certify to the Holder that this per share Fair Market Value will be applicable to all holders of the Company’s Series C-2 Preferred Stock. Such certification must be made to Holder at least ten (10)

business days prior to the proposed effective date of the merger, consolidation, sale, or other triggering event as defined in 3(c)(iii) or 3(c)(iv).

Automatic Exercise. To the extent this Warrant is not previously exercised, it shall be automatically exercised in accordance with Sections 3(b) and 3(c) hereof (even if not surrendered) immediately before its expiration.

4. Representations and Warranties of Holder and Restrictions on Transfer Imposed by the Securities Act of 1933.

(a) Representations and Warranties by Holder. The Holder represents and warrants to the Company with respect to this purchase as follows:

(i) The Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to the Company so that the Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its interests. The Holder is an “accredited investor” as defined in rule 501 (a) under the Act.

(ii) The Holder is acquiring the Warrant, the Shares of Preferred Stock issuable upon exercise of the Warrant and the shares of Common Stock into which the Shares may be converted (collectively the “Securities”) for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. The Holder understands that the Securities have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. In this connection, the Holder understands that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if this representation was predicated solely upon a present intention to hold the Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for a period of one year or any other fixed period in the future.

(iii) The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Act (“Rule 144”) which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, in case the securities have been held for more than one but less than two years, the existence of a public market for the shares, the availability of certain public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a “broker’s transaction” or in a transaction directly with a “market maker” (as provided by Rule 144(f)) and the number of shares or other securities being sold during any three-month period not exceeding specified limitations.

(iv) The Holder further understands that at the time the Holder wishes to sell the Securities there may be no public market upon which such a sale may be effected, and that even if such a public market exists, the Company may not be satisfying the current public information requirements of Rule 144, and that in such event, the Holder may be precluded from selling the Securities under Rule 144 unless (a) a one-year minimum holding period has been satisfied and (b) the Holder was not at the time of the sale nor at any time during the three-month period prior to such sale an affiliate of the Company.

(v) The Holder has had an opportunity to discuss the Company’s business, management and financial affairs with its management and an opportunity to review the Company’s facilities. The Holder understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company’s business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

(b) Legends. Each certificate representing the Securities shall be endorsed with the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A “NO ACTION” LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR (IF REQUIRED BY THE COMPANY) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

The Company need not enter into its stock records a transfer of Securities unless the conditions specified in the foregoing legend are satisfied. The Company may also instruct its transfer agent not to allow the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied.

(c) Removal of Legend and Transfer Restrictions. The legend relating to the Act endorsed on a certificate pursuant to paragraph 4(b) of this Warrant shall be removed and the Company shall issue a certificate without such legend to the Holder of the Securities if (i) the Securities are registered under the Act and a prospectus meeting the requirements of Section 10 of the Act is available or (ii) the Holder provides to the Company an opinion of counsel for the Holder reasonably satisfactory to the Company, a no-action letter or interpretive opinion of the staff of the SEC reasonably satisfactory to the Company, or other evidence reasonably satisfactory to the Company, to the effect that public sale, transfer or assignment of the Securities may be made without registration and without compliance with any restriction such as Rule 144.

5. Condition of Transfer or Exercise of Warrant. It shall be a condition to any transfer or exercise of this Warrant that at the time of such transfer or exercise, the Holder shall provide the Company with a representation in writing that the Holder or transferee is acquiring this Warrant and the shares of Series C-2 Preferred Stock to be issued upon exercise or the shares of Common Stock into which the Shares may be converted for investment purposes only and not with a view to any sale or distribution, or will provide the Company with a statement of pertinent facts covering any proposed distribution. As a further condition to any transfer of this Warrant or any or all of the shares of Series C-2 Preferred Stock issuable upon exercise of this Warrant, or the shares of Common Stock into which the Shares may be converted other than a transfer registered under the Act, the Company may request a legal opinion, in form and substance reasonably satisfactory to the Company and its counsel, reciting the pertinent circumstances surrounding the proposed transfer and stating that such transfer is exempt from the registration and prospectus delivery requirements of the Act. Each certificate evidencing the shares issued upon exercise of the Warrant or upon any transfer of the shares (other than a transfer registered under the Act or any subsequent transfer of shares so registered) shall, at the Company’s option, if the Shares are not freely saleable under Rule 144(k) under the Act, contain a legend in form and substance satisfactory to the Company and its counsel, restricting the transfer of the shares to sales or other dispositions exempt from the requirements of the Act. As further condition to each transfer, at the request of the Company, the Holder shall surrender this Warrant to the Company and the transferee shall receive and accept a Warrant, of like tenor and date, executed by the Company.

6. Stock Fully Paid; Reservation of Shares. All Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof provided, however, that the Securities may be subject to restrictions on transfer under State and/or Federal securities laws. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Series C-2 Preferred Stock to provide for the exercise of the rights represented by this Warrant.

7. Adjustment for Certain Events. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Adjustment for Conversion of Preferred Stock. If all of the outstanding shares of Series C-2 Preferred Stock are converted into Common Stock of the Company in accordance with the terms of the Certificate of Incorporation of the Company, then, effective upon such conversion, (i) this Warrant shall be exercisable for such number of shares of Common Stock as is equal to the number of shares of Common Stock that each share of Series C-2 Preferred Stock was converted into, multiplied by the number of shares of Series C-2 Preferred Stock subject to this Warrant immediately prior to such conversion, (ii) the Warrant Price shall be the Warrant Price in effect immediately prior to such conversion divided by the number of shares of Common Stock into which each share of Series C-2 Preferred Stock was converted, and (iii) all references in this Warrant to “Series C-2 Preferred Stock” shall thereafter be deemed to refer to “Common Stock.”

(b) Reclassification or Merger. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the Holder a new Warrant (in form and substance satisfactory to the Holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Series C-2 Preferred Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable if any, upon such reclassification, change, merger or sale by a Holder of the number of shares of Series C-2 Preferred Stock then purchasable under this Warrant, or in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of the Holder, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the value of the Preferred Stock purchasable upon exercise of this Warrant at the time of the transaction. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

(c) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Series C-2 Preferred Stock, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(d) Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Series C-2 Preferred Stock (other than accruing dividends payable pursuant to the Certificate of Incorporation of the Company) payable in Series C-2 Preferred Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Series C-2 Preferred Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Series C-2 Preferred Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Series C-2 Preferred Stock (except any distribution specifically provided for in Sections 7(b) and 7(c)), then, in each such case, provision shall be made by the Company such that the Holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the Holder of the Series C-2 Preferred Stock (or Common Stock issuable upon conversion thereof’) as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

(e) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

(f) Stock Splits and Combinations of Common Stock. After any mandatory conversion of shares of Series C-2 Preferred Stock pursuant to the Company’s Certificate of Incorporation, (i) if outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Warrant Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced and (ii) if outstanding shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price with respect to such shares of Common Stock in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Warrant Price pursuant to this Section 7(f), the number of Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, by (ii) the Warrant Price in effect immediately after such adjustment.

8. Notice of Adjustments. Whenever any Warrant Price or the kind or number of securities issuable under this Warrant shall be adjusted pursuant to Section 7 hereof, the Company shall prepare a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number or kind of shares issuable upon exercise of the Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within thirty (30) days of such adjustment to the Holder of this Warrant as set forth in Section 18 hereof.

9. Transferability of Warrant. This Warrant is transferable on the books of the Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed, subject to compliance with Section 5 and applicable federal and state securities laws. The Company shall issue and deliver to the transferee a new Warrant representing the Warrant so transferred. Upon any partial transfer, the Company will issue and deliver to Holder a new Warrant with respect to the Warrant not so transferred. Holder shall not have any right to transfer any portion of this Warrant to any direct competitor of the Company.

10. No Fractional Shares. No fractional share of Series C-2 Preferred Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional share the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

11. Charges, Taxes and Expenses. Issuance of certificates for shares of Series C-2 Preferred Stock upon the exercise of this Warrant shall be made without charge to the Holder for any United States or state of the United States documentary stamp tax or other incidental expense with respect to the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

12. No Shareholder Rights Until Exercise. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

13. Lock -up Agreement. If requested in writing by the underwriters for the initial underwritten public offering of securities of the Company, the Holder shall agree to enter into the form of lock-up agreement provided by such underwriters to holders of capital stock of the Company providing that the Holder shall not sell any shares of capital stock of the Company without the consent of such underwriters for a period of not more than 180 days following the effective date of the registration statement relating to such offering.

14. Registry of Warrant. The Company shall maintain a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at such office or agency of the Company, and the Company and Holder shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

15. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and, if mutilated, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant, having terms and conditions substantially identical to this Warrant, in lieu hereof.

16. Miscellaneous.

(a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof.

(b) Successors. This Warrant shall be binding upon any successors or assigns of the Company.

(c) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Connecticut.

(d) Headings. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

(e) Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of Connecticut, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

17. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereof against impairment.

18. Addresses. Any notice required or permitted hereunder shall be in writing and shall be mailed by overnight courier, registered or certified mail, return receipt required, and postage prepaid, or otherwise delivered by hand or by messenger, addressed as set forth below, or at such other address as the Company or the Holder hereof shall have furnished to the other party.

If to the Company:	Achillion Pharmaceuticals, Inc. 300 George St. New Haven, CT 06511 Attn: M. K. Fenton

If to the Holder:	Oxford Finance Corporation 133 N. Fairfax Street Alexandria, VA 22314 Attn: Chief Financial Officer

19. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

IN WITNESS WHEREOF, the parties has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated as of 12/30, 2005.

Achillion Pharmaceuticals, Inc.

By:	/S/ MARY KAY FENTON
Name:	Mary Kay Fenton
Title:	VP, Finance

Oxford Finance Corporation

By:	/S/ MICHAEL J. ALTENBURGER
Name:	Michael J. Altenburger
Title:	Chief Financial Officer

NOTICE OF EXERCISE

TO:

1.	The undersigned Warrantholder (“Holder”) elects to acquire shares of the Series C-2 Preferred Stock (the “Preferred Stock”) of , (the “Company”), pursuant to the terms of the Stock Purchase Warrant dated , 2005, (the “Warrant”).

2.	The Holder exercises its rights under the Warrant as set forth below:

☐	The Holder elects to purchase ____________ shares of Preferred Stock as provided in Section 3(a) and tenders herewith a check in the amount of $____________ as payment of the purchase price.

☐	The Holder elects to convert the purchase rights into shares of Preferred Stock as provided in Section 3(b) of the Warrant.

3.	The Holder surrenders the Warrant with this Notice of Exercise.

The Holder represents that it is acquiring the aforesaid shares of Preferred Stock for investment and not with a view to or for resale in connection with distribution and that the Holder has no present intention of distributing or reselling the shares.

Please issue a certificate representing the shares of the Preferred Stock in the name of the Holder or in such other name as is specified below:

Name:
Address:

Taxpayer I.D.:

(Holder)

By:
Title:
Date: